TODD SHIPYARDS CORPORATION ANNOUNCES AWARD OF CONTRACT TO OVERHAUL ALASKA FERRY "MV MALASPINA"

VIA FACSIMILE	CONTACT: HILARY PICKEREL
Total Pages - 1	SHAREHOLDER RELATIONS
206-623-1635 Ext. 106

SEATTLE, WASHINGTON...October 12, 2006...Todd Shipyards Corporation (NYSE:TOD) announced today its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific") was awarded a contract by the Alaska Marine Highway System to perform overhaul and maintenance work on the Alaska State Ferry, MV Malaspina. The work will be accomplished at Todd Pacific's Seattle shipyard and is scheduled to be completed on April 5, 2007. The firm fixed priced contract award is $6,492,793.32.

Todd Pacific performs a substantial amount of repair and maintenance work on commercial and federal government vessels engaged in various seagoing trade activities in the Pacific Northwest and provides new construction and industrial fabrication services for a wide variety of customers. Its customers include the U.S. Navy, the U.S. Coast Guard, NOAA, the Washington State Ferry system, the Alaska Marine Highway System, and various other commercial and governmental customers. Todd Shipyards Corporation has operated a shipyard in Seattle since 1916.